Exhibit 99.1
FOR IMMEDIATE PRESS RELEASE

FOR:	PMC COMMERCIAL TRUST	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
	Dallas, TX 75252		www.pmctrust.com
PMC COMMERCIAL TRUST ANNOUNCES:
- FOURTH QUARTER REGULAR DIVIDEND OF $0.225 PER SHARE
- YEAR-END SPECIAL DIVIDEND OF $0.14 PER SHARE
PMC Commercial Trust
NYSE ALTERNEXT US (Symbol: “PCC”)

Dallas, Texas	December 16, 2008
PMC Commercial Trust (“PMC,” “we” or “our”), a real estate investment trust (“REIT”), announced today that its Board of Trust Managers (the “Board”) has declared a fourth quarter 2008 quarterly cash dividend of $0.225 per common share.
In addition, the Board declared a 2008 year-end special dividend for common shareholders of $0.14 per share.
Both the quarterly cash dividend and the year-end special dividend are payable on January 12, 2009 to shareholders of record on December 31, 2008.
As a REIT, our distribution policy has been established to pay out 100% of our REIT taxable income. At the beginning of each year, a regular quarterly dividend rate is set at a level that our Board believes can be sustained over that year. The amount of any carryover undistributed REIT taxable income is considered when we set the quarterly dividend rate. At the end of each year, our Board reviews the final estimate of REIT taxable income for the year, determines the portion of the distributable amount related to taxable income that will be deferred until the subsequent year, and then decides whether payment of a special dividend is necessary for us to pay out 100% of our anticipated REIT taxable income for that year. We currently estimate that REIT taxable income generated in 2008, together with the undistributed REIT taxable income carried over from 2007, will be in excess of the amount we estimated when we established the full year regular quarterly dividend rate for 2008. For the past several years, we deferred two to three quarters of dividends at our regular dividend rate for distribution in the following year. As a result, we anticipate carrying over a significant amount of undistributed REIT taxable income into 2009. Accordingly, for 2008 our Board established the year-end special dividend of $0.14 per share.

Lance B. Rosemore, PMC’s Chairman and CEO stated, “Our 2009 regular quarterly dividend in April and July is currently anticipated to be set at a rate of $0.225 per share which will be necessary in order to pay out 100% of our anticipated REIT taxable income for 2008. The mortgage markets have continued to be in turmoil over the past several months. Consequently, significant changes in interest rates and/or portfolio performance could mandate a change to this policy.”
Pursuant to our ongoing dividend policy, the Board will also consider a special dividend during 2009 if REIT taxable income is above our expectations in order for us to pay out 100% of our anticipated REIT taxable income for 2008. While there are timing issues and other factors that affect taxable income, we currently do not anticipate that a special dividend will be paid in 2009.
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “expect,” “anticipate,” “estimate,” “will” or words of similar import. Similarly, statements that described our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements can be subject to certain risks and uncertainties, including our financial performance, real estate conditions and market valuation of our common shares, which could cause actual results to differ materially from those currently anticipated. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.